EXHIBIT 10.1

                                 AMENDMENT NO. 1
                                     TO THE
                     AMENDED AND RESTATED SITEL CORPORATION
                  1995 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

            As adopted by the Board of Directors on January 18, 1999

The Board hereby amends the Amended and Restated SITEL Corporation 1995 Non-Employee Directors Stock Option Plan (the "Plan") as follows:

     1. Section 1.2 of the Plan is amended to state in its entirety as follows:

          1.2 "COMMITTEE" shall mean the members of the Board who are not Participants; provided, however, that in respect of grants of Options under the Plan or determinations under Section 10.1 of the Plan, the term
     "Committee" shall mean the Board to the extent necessary to meet the requirements of Rule 16b-3 under Section 16(b) of the 1934 Act.

     2. Section 3.2 of the Plan is amended to state in its entirety as follows:

          3.2 AUTHORITY OF COMMITTEE. The Committee shall have the authority (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret, and implement the Plan and any Option Agreements issued pursuant to the Plan, (iii) to prescribe, amend, and rescind rules and regulations relating to the Plan, including rules governing its own operations, (iv) to make all determinations necessary or advisable for the proper administration of the Plan, and (v) to correct any defect, supply any omission, and reconcile any inconsistency in the Plan. Furthermore, in respect of grants of Options under Section 5.1(b) of the Plan, the Committee shall have discretion with respect to the eligibility or selection of Participants to receive Options under the Plan, the number of shares of Stock subject to Options, the timing of the grant of Options pursuant to the Plan, or the purchase price thereunder. The determination of the Committee pursuant to powers vested in it hereunder on all matters relating to the Plan or any Option Agreement shall be final, binding, and conclusive.

     3. Section 3.3 of the Plan is amended to state in its entirety as follows:

          3.3 ACTION OF COMMITTEE. The action of the majority of the members of the Committee present at a duly held meeting shall be the action of the Committee. Any action may be taken by a written instrument signed by a majority of the Committee members, and any action so taken shall be as fully effective as if it had been taken by a vote at a meeting of the Committee. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted thereunder.
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     4. Section 5.1 of the Plan is amended to state in its entirety as follows:

          5.1 OPTION GRANT DATES. The Committee shall or may grant Options to purchase shares of Stock to eligible Participants as follows:

               (a) Options to purchase 18,000 shares of Stock (as the same may be adjusted pursuant to Section 9.1) shall be granted to each eligible Participant on the date that such person is first elected or appointed to a three-year term as a member of the Board and on each succeeding date that such person is re-elected to the Board for a three-year term. If an eligible Participant is first elected or appointed, or re-elected or re-appointed, to a term of less than three years, options to purchase a prorated number of shares of Stock equal to 6,000 shares (as the same may be adjusted pursuant to Section 9.1) per full year within such term shall be granted to such Participant on the date that such person is elected or appointed, or re-elected or re-appointed, to the Board for such less than three-year term. For purposes of the foregoing sentence, (i) the term "full year" means the time period beginning with an annual stockholders meeting and ending immediately prior to the next scheduled annual stockholders meeting and (ii) the initial period of such less than three-year term which begins on the date of the election or appointment and ends with the next scheduled annual stockholders meeting (which for this purpose shall be considered to be scheduled for a date one year after the most recently held annual stockholders meeting) shall constitute a "full year" for purposes of calculating the prorated number of shares to be covered by the Option and determining when such Option becomes exercisable under Section 6.5(a)(ii) below if it exceeds six months.

               (b) In addition to the Options provided for in Section 5.1(a), the Committee may discretionarily grant Options from time to time to any eligible Participant to purchase such number of shares of Stock, and on such terms and conditions, as shall be established by the Committee and set forth in the Option Agreement for such Options. The eligible Participant to be granted such additional Options shall abstain from the Committee's vote on the grant to such eligible Participant.

          5.2 OPTION EXERCISE PRICE. The Option Exercise Price per share payable by the Participant to the Company upon exercise of an Option granted hereunder shall be not less than the Fair Market Value of a share of Stock on the date the Option is granted.

     5. Section 6.5(a) of the Plan is amended to state in its entirety as follows:

          6.5 EXERCISE OF OPTIONS. Each Option shall be exercisable as follows:

               (a) (i) Each Option  granted under Section  5.1(a) to an eligible
          Participant   upon  election  or   appointment,   or   re-election  or
          re-appointment,  to a  three-year  term as a  member  of the  Board of
          Directors   shall  become   exercisable  in
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          three  (3)  equal  annual  installments,  with the  first  installment becoming exercisable on the date of the first annual meeting of the stockholders of the Company following the date on which the Option was granted and the second and third installments becoming exercisable on the dates of the second and third annual meetings of the stockholders of the Company, respectively, following the date on which the Option was granted. (ii) Each Option granted under Section 5.1(a) to an eligible Participant upon election or appointment, or re-election or re-appointment, to a less than three-year term as a member of the Board shall become exercisable in that number of equal annual installments equal to the number of full years (determined in accordance with Section 5.1(a) for all purposes of this Section 6.5) in such less than three-year term, with the first installment becoming
          exercisable   on  the  date  of  the  first  annual   meeting  of  the
          stockholders of the Company which is one full year after the date on which the Option was granted and any subsequent installment(s) (as applicable) becoming exercisable on the dates of the second and third (as applicable) annual meetings of the stockholders of the Company which are two and three full years, respectively, following the date on which the Option was granted. (iii) Each Option granted under
          Section 5.1(b) shall become exercisable in accordance with the terms and conditions specified in the Option Agreement delivered to the eligible Participant receiving such Option.

     6. Section 7.1 of the Plan is amended to state in its entirety as follows:

          7.1  EXERCISE  OF  OPTION  AFTER   TERMINATION  OF  SERVICE.   If  the
     Participant's service as a director of the Company terminates for any reason, then the Participant's Options which were exercisable on the date of the Participant's termination of service as a director (the "Termination Date") shall remain in full force and effect and the Participant may exercise such outstanding Options in accordance with their original terms but in no event after the expiration date of the Option. All Options which had been granted to the Participant as of the Termination Date but which were not yet exercisable shall automatically terminate as of the Termination Date, except as otherwise provided in the Option Agreement for Options granted pursuant to Section 5.1(b). The Committee in its discretion may determine whether any leave of absence constitutes a termination of service on the Board for purposes of the Plan and the impact, if any, of such leave of absence on Options theretofore granted under the Plan. Such determination of the Committee shall be final, binding, and conclusive. Any exercise of an Option following a Participant's death shall be made only by the deceased Participant's executor or administrator or other duly appointed representative reasonably acceptable to the Committee, unless the deceased Participant's will specifically devises such Option, in which case such exercise shall be made only by the beneficiary of such specific devise. If a deceased Participant's personal representative or the beneficiary of a specific devise under such deceased Participant's will is entitled to exercise any Option pursuant to the preceding sentence, then such representative or beneficiary shall be bound by all of the terms and provisions of the Plan and the applicable Option Agreement which would have applied to the deceased Participant.